CERTIFICATION OF ADOPTION OF RESOLUTIONS

THE UNDERSIGNED HEREBY CERTIFIES individually and on behalf of the following Delaware statutory trusts and their constituent funds (the “Funds”):

Vanguard Admiral Funds, a series fund consisting of:

Vanguard Admiral Treasury Money Market Fund

Vanguard Bond Index Funds, a series fund consisting of:

Vanguard Inflation-Protected Securities Fund

Vanguard Intermediate-Term Bond Index Fund

Vanguard Long-Term Bond Index Fund

Vanguard Short-Term Bond Index Fund

Vanguard Total Bond Market Index Fund

                Vanguard Total Bond Market II Index Fund

Vanguard CMT Funds, a series fund consisting of:

Vanguard Market Liquidity Fund

Vanguard Municipal Cash Management Fund

Vanguard California Tax-Free Funds, a series fund consisting of:

Vanguard California Intermediate-Term Tax-Exempt Fund

Vanguard California Long-Term Tax-Exempt Fund

Vanguard California Tax-Exempt Money Market Fund

Vanguard Chester Funds, a series fund consisting of:

Vanguard PRIMECAP Fund

Vanguard Target Retirement Income Fund

Vanguard Target Retirement 2005 Fund

Vanguard Target Retirement 2010 Fund

Vanguard Target Retirement 2015 Fund

Vanguard Target Retirement 2020 Fund

Vanguard Target Retirement 2025 Fund

Vanguard Target Retirement 2030 Fund

Vanguard Target Retirement 2035 Fund

Vanguard Target Retirement 2040 Fund

Vanguard Target Retirement 2045 Fund

Vanguard Target Retirement 2050 Fund

Vanguard Convertible Securities Fund

Vanguard Explorer Fund

Vanguard Fenway Funds, a series fund consisting of:

Vanguard Equity Income Fund

Vanguard Growth Equity Fund

Vanguard PRIMECAP Core Fund

Vanguard Fixed Income Securities Funds, a series fund consisting of:

Vanguard GNMA Fund

Vanguard High-Yield Corporate Fund

Vanguard Intermediate-Term Investment-Grade Fund

Vanguard Intermediate-Term Treasury Fund

Vanguard Long-Term Investment-Grade Fund

Vanguard Long-Term Treasury Fund

Vanguard Short-Term Federal Fund

Vanguard Short-Term Investment-Grade Fund

Vanguard Short-Term Treasury Fund

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Vanguard Florida Tax-Free Funds, a series fund consisting of:

Vanguard Florida Long-Term Tax-Exempt Fund

                Vanguard Horizon Funds, a series fund consisting of:

Vanguard Capital Opportunity Fund

Vanguard Global Equity Fund

Vanguard Strategic Equity Fund

Vanguard Strategic Small-Cap Equity Fund

Vanguard Index Funds, a series fund consisting of:

Vanguard 500 Index Fund

Vanguard Extended Market Index Fund

Vanguard Growth Index Fund

Vanguard Large-Cap Index Fund

Vanguard Mid-Cap Growth Index Fund

Vanguard Mid-Cap Index Fund

Vanguard Mid-Cap Value Index Fund

Vanguard Small-Cap Growth Index Fund

Vanguard Small-Cap Index Fund

Vanguard Small-Cap Value Index Fund

Vanguard Total Stock Market Index Fund

Vanguard Value Index Fund

Vanguard Institutional Index Funds, a series fund consisting of:

Vanguard Institutional Index Fund

Vanguard Institutional Total Stock Market Index Fund

Vanguard International Equity Index Funds, a series fund consisting of:

Vanguard Emerging Markets Stock Index Fund

Vanguard European Stock Index Fund

Vanguard FTSE All-World Ex-US Index Fund

Vanguard FTSE All-World Ex-US Small-Cap Index Fund

Vanguard Pacific Stock Index Fund

Vanguard Total World Stock Index Fund

Vanguard Malvern Funds, a series fund consisting of:

Vanguard Asset Allocation Fund

Vanguard Capital Value Fund

Vanguard U.S. Value Fund

Vanguard Massachusetts Tax-Exempt Funds, a series fund consisting of:

Vanguard Massachusetts Tax-Exempt Fund

Vanguard Money Market Reserves, a series fund consisting of:

Vanguard Federal Money Market Fund

Vanguard Prime Money Market Fund

Vanguard Montgomery Funds, a series fund consisting of:

                Vanguard Market Neutral Fund

Vanguard Morgan Growth Fund

Vanguard Municipal Bond Funds, a series fund consisting of:

Vanguard High-Yield Tax-Exempt Fund

Vanguard Intermediate-Term Tax-Exempt Fund

Vanguard Limited-Term Tax-Exempt Fund

Vanguard Long-Term Tax Exempt Fund

Vanguard Short-Term Tax-Exempt Fund

Vanguard Tax-Exempt Money Market Fund

Vanguard New Jersey Tax-Free Funds, a series fund consisting of:

Vanguard New Jersey Long-Term Tax-Exempt Fund

Vanguard New Jersey Tax-Exempt Money Market Fund

Vanguard New York Tax-Free Funds, a series fund consisting of:

Vanguard New York Long-Term Tax-Exempt Fund

Vanguard New York Tax-Exempt Money Market Fund

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                Vanguard Ohio Tax-Free Funds, a series fund consisting of:

Vanguard Ohio Long-Term Tax-Exempt Fund

Vanguard Ohio Tax-Exempt Money Market Fund

Vanguard Pennsylvania Tax-Free Funds, a series fund consisting of:

Vanguard Pennsylvania Long-Term Tax-Exempt Fund

Vanguard Pennsylvania Tax-Exempt Money Market Fund

Vanguard Quantitative Funds, a series fund consisting of:

Vanguard Growth and Income Fund

Vanguard Structured Broad Market Fund

Vanguard Structured Large-Cap Equity Fund

Vanguard Structured Large-Cap Growth Fund

Vanguard Structured Large-Cap Value Fund

Vanguard Scottsdale Funds, a series fund consisting of:

                Vanguard Explorer Value Fund

                Vanguard Intermediate-Term Corporate Bond Index Fund

                Vanguard Intermediate-Term Government Bond Index Fund

                Vanguard Long-Term Corporate Bond Index fund

                Vanguard Long-Term Government Bond Index Fund

                Vanguard Mortgage-Backed Securities Index Fund

                Vanguard Short-Term Corporate Bond Index Fund

                Vanguard Short-Term Government Bond Index Fund

Vanguard Specialized Funds, a series fund consisting of:

Vanguard Dividend Appreciation Index Fund

Vanguard Dividend Growth Fund

Vanguard Energy Fund

Vanguard Health Care Fund

Vanguard Precious Metals and Mining Fund

Vanguard REIT Index Fund

Vanguard STAR Funds, a series fund consisting of:

                Vanguard Developed Markets Index Fund

Vanguard LifeStrategy Conservative Growth Fund

Vanguard LifeStrategy Growth Fund

Vanguard LifeStrategy Income Fund

Vanguard LifeStrategy Moderate Growth Fund

Vanguard STAR Fund

Vanguard Total International Stock Index Fund

Vanguard Tax-Managed Funds, a series fund consisting of:

Vanguard Tax-Managed Balanced Fund

Vanguard Tax-Managed Capital Appreciation Fund

Vanguard Tax-Managed Growth and Income Fund

Vanguard Tax-Managed International Fund

Vanguard Tax-Managed Small-Cap Fund

Vanguard Trustees’ Equity Fund, a series fund consisting of:

Vanguard Diversified Equity Fund

                                Vanguard International Value Fund

                Vanguard Valley Forge Funds, a series fund consisting of:

                Vanguard Balanced Index Fund

                Vanguard Managed Payout Growth Focus Fund

                Vanguard Managed Payout Growth and Distribution Fund

                Vanguard Managed Payout Distribution Focus Fund

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Vanguard Variable Insurance Funds, a series fund consisting of:

Balanced Portfolio

Capital Growth Portfolio

Diversified Value Portfolio

Equity Income Portfolio

Equity Index Portfolio

Growth Portfolio

High Yield Bond Portfolio

International Portfolio

Mid-Cap Index Portfolio

Money Market Portfolio

REIT Index Portfolio

Short-Term Investment-Grade Portfolio

Small Company Growth Portfolio

Total Bond Market Index Portfolio

Total Stock Market Index Portfolio

Vanguard Wellesley Income Fund

Vanguard Wellington Fund

Vanguard Whitehall Funds, a series fund consisting of:

Vanguard High Dividend Yield Index Fund

Vanguard International Explorer Fund

Vanguard Mid-Cap Growth Fund

Vanguard Selected Value Fund

Vanguard Windsor Funds, a series fund consisting of:

Vanguard Windsor Fund

Vanguard Windsor II Fund

Vanguard World Fund, a series fund consisting of:

Vanguard Consumer Discretionary Index Fund

Vanguard Consumer Staples Index Fund

Vanguard Energy Index Fund

Vanguard Extended Duration Treasury Index Fund

Vanguard FTSE Social Index Fund

Vanguard Financials Index Fund

Vanguard Health Care Index Fund

Vanguard Industrials Index Fund

Vanguard Information Technology Index Fund

Vanguard International Growth Fund

Vanguard Materials Index Fund

Vanguard Mega Cap 300 Growth Index Fund

Vanguard Mega Cap 300 Index Fund

Vanguard Mega Cap 300 Value Index Fund

Vanguard Telecommunication Services Index Fund

Vanguard U.S. Growth Fund

Vanguard Utilities Index Fund

that I am the duly elected and qualified Assistant Secretary of each of the Funds, and that set forth below is a true and correct copy of resolutions duly adopted by a majority of the Trustees who are not interested persons of the Funds at meetings of the Board of Trustees of each of the Funds duly held on July 23,2010, and that such resolutions have not been amended or rescinded and are now in full force and effect:

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RESOLVED, that the terms and amount of the joint insured fidelity bond maintained with ICI Mutual Insurance Company in the aggregate amount of $400 million with respect to registered investment companies in the Vanguard Group including the Funds, The Vanguard Group, Inc., and certain affiliates and subsidiaries, are approved in substantially the form presented at the meeting with such changes as counsel deems necessary or appropriate;

FURTHER RESOLVED, that the amount of fidelity bond coverage is approved after consideration of all factors deemed relevant by the Board, including, but not limited to, the value of the Funds’ assets; the Vanguard Funds’ expense sharing methodology; the capacity of the insurance marketplace; the other parties named as insureds; the nature of the business activities of the other insureds; the ratable allocation of the premium among the parties named as insured; the arrangements made for the custody and safekeeping of the Funds’ assets; the Funds’ internal controls; and the nature of the securities in the Funds’ portfolio;

FURTHER RESOLVED, that Richard D. Carpenter, in his capacity as Chief Financial Officer of The Vanguard Group, Inc. (Vanguard), and his representatives in Vanguard’s Corporate Financial Services Department are authorized to pay the amount of the total premium allocated to the Funds for the year payable with respect to such bond as described in the Agreement and the allocation of premium;

FURTHER RESOLVED, that the officers of the Funds, the Chief Financial Officer of Vanguard, and the Chief Financial Officer’s representatives in Vanguard’s Corporate Financial Services Department are authorized and directed to execute such other documents and take such other action as may be deemed necessary or appropriate to maintain the Funds’ fidelity bond including, but not limited to, making further changes in the Agreement with the advice of counsel and executing the Agreement on behalf of the Funds; and that Natalie Bej, in her capacity as Assistant Secretary of each of the Vanguard Funds, is hereby authorized to make the filings and give the notices required by Rule 17g-1(g) under the Investment Company Act of 1940.

FURTHER RESOLVED, that it is in the best interests of the Vanguard Funds to participate jointly in the D&O/E&O liability insurance policy, and the premium for the policy is fair and reasonable and will be allocated to each Fund based on its proportionate share of the sum of the premiums that would have been paid if the Funds purchased separate policies.

IN WITNESS WHEREOF, I have executed this Certification as of this 26th day of
August, 2010.

____________________________________

Natalie Bej

                                                                        Assistant Secretary

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